EXHIBIT 14.(a).3


                                     CONSENT


     I hereby consent to the inclusion of the summary of my review of the AlbaHealth operating unit under the caption "Significant Accounting Policies" in the Annual Report on Form 20-F of Tefron Ltd, filed with the Securities and Exchange Commission, and to the incorporation by reference of such summary in the previously filed Registration Statements on Form S-8 (No 333-111932) and Form F-3 (No. 333-128847) of Tefron Ltd.



Tel Aviv, Israel                                                  /s/ Yoram Eden
March 29, 2005